This CREDIT AND SECURITY SUPPLEMENTAL AGREEMENT ("**Agreement**') is entered into as of May 20, 2021 (**"Effective Date"**) by and between the undersigned party (or, if applicable, parties) listed as Borrower (individually and collectively, "**Borrower**"), and TRIAD FINANCIAL SERVICES, INC., a Florida corporation ("**Lender**").

1. Recitals.

WHEREAS, Lender is in the business of originating and servicing loans ("**Loan**" or "**Loans**") secured by manufactured homes and modular homes ("**Home**" or "**Homes**); and

WHEREAS, Borrower is in the business of selling and leasing Homes, and

WHEREAS, Lender and Borrower have entered into a Floorplan Credit and Security Agreement (as that term is defined below) whereby Borrower finances the acquisition of Homes for retail sale; and

WHEREAS, Lender and Borrower have entered into a Community Rental Homes Credit and Security Agreement (as that term is defined below) whereby Borrower finances Homes it will rent to consumers; and

WHEREAS, Lender shall document Loans under the Community Rental Homes Credit and Security Agreement with promissory notes and security agreements with Borrowers; and

WHEREAS, Lender and Borrower agree that the joint aggregate credit limit under the Floorplan Credit and Security Agreement and the Community Rental Homes Credit and Security Agreement shall be Five Million Dollars ($5,000,000.00).

NOW, THEREFORE, in consideration of these premises, and with the intent to be legally bound, Lender and Borrower agree as follows:

2. Certain Defined Terms.

As used herein, the following terms shall have the meanings set forth below:

"Credit Agreements" shall mean the Community Rental Homes Credit and Security Agreement and the Floorplan Credit and Security Agreement.

"Combined Credit Limit" shall mean Five Million Dollars ($5,000,000.00) which shall be the aggregate maximum permissible unpaid principal balances on the Credit Agreements.

"Community Rental Homes Credit and Security Agreement" shall mean that certain Community Rental Homes Credit and Security Agreement by and between Borrower and Lender dated as of May 20, 2021 whereby Borrower finances Homes it will lease to consumers.

"Floorplan Credit and Security Agreement" shall mean that certain Credit and Security Agreement by and between Borrower and Lender dated as of May 20, 2021 whereby Borrower finances the acquisition of Homes for retail sale.

Capitalized terms not defined in this Agreement shall have the meanings ascribed in the Credit Agreements.

3. Amendment of Credit Agreements

This Agreement supplements and amends the Credit Agreements. To the extent that the terms of either or both Credit Agreements are inconsistent with this Agreement, the terms of this Agreement shall control.

4. Advances; Combined Credit Limit.

Lender shall determine in accordance with the respective Credit Agreements the amounts of Loans to Borrower, the total unpaid Principal Balances of which at no time shall exceed the Combined Credit Limit.

5. Default

A default on the Floorplan Credit and Security Agreement shall be a default on the Community Rental Homes Credit and Security Agreement. A default on the Community Rental Homes Credit and Security Agreement shall be a default on the Floorplan Credit and Security Agreement.

6. Governing Law.

This Agreement was made in and shall be governed, construed and enforced in accordance with the laws of the State of Georgia, without regard to conflicts of laws principles that might refer the governance, construction or enforcement of this Note and Agreement to the laws of another jurisdiction.

[Rest of page intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, Lender and Borrower have entered into this Agreement as of the date first above written.

Lender:

TRIAD FINANCIAL SERVICES, INC.

By: Lee Dickerson

Name: **Lee Dickerson**

Its: **Senior Vice President**

Date: 7/26/2021

Borrower:

GVEST FINANCE LLC

By: [signature]

Name: Raymond W. Gee

Its: Manager

Date: 7-22-21